UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 6, 2025

ONEOK, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value of $0.01	OKE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 6, 2025, the Board of Directors of ONEOK, Inc. (“ONEOK”) appointed Randy Lentz, 60, as Executive Vice President and Chief Operating Officer of ONEOK, effective as of January 6, 2025. Mr. Lentz has served as the Chief Executive Officer of Medallion Midstream, LLC (“Medallion”) since 2010 and has over 35 years of experience in the midstream business in a variety of operational, commercial and leadership roles. Medallion is a wholly owned subsidiary of ONEOK since ONEOK acquired Medallion in October 2024. Mr. Lentz will report directly to Pierce H. Norton II, ONEOK’s President and Chief Executive Officer.

Mr. Lentz’s existing employment agreement with Medallion Operating Company, LLC will be terminated, and Mr. Lentz will be eligible to participate in the executive compensation and benefits plans described under “Components of Compensation” on pages 66 and 67 and “Change in Control Benefits” on page 74 of our Proxy Statement relating to our 2024 Annual Meeting of Shareholders, as filed with the Securities and Exchange Commission on April 3, 2024, as revised on May 1, 2024 (and such description is incorporated herein by this reference). In connection with his appointment as Executive Vice President and Chief Operating Officer, Mr. Lentz received a one-time special award of restricted stock units with an aggregate grant date value of approximately $1.8 million. One third of the restricted stock units will vest on the first anniversary of the grant date, and the remaining two thirds of the restricted stock units will vest on the second anniversary of the grant date.

There are no arrangements or understandings between Mr. Lentz and any other person pursuant to which he was selected as an officer, and there are no family relationships between Mr. Lentz and any director or executive officer of ONEOK. Mr. Lentz does not have a direct or indirect interest in any transaction that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

On January 6, 2025, ONEOK issued a press release announcing, among other things, Mr. Lentz’s appointment as Executive Vice President and Chief Operating Officer. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference. The information disclosed in this Item 7.01 and Item 9.01 below, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	News release issued by ONEOK, Inc. dated January 6, 2025.
104	Cover page interactive data file (embedded within the Inline XBRL document and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date: January 7, 2025	By:	/s/ Walter S. Hulse III
Walter S. Hulse III
Chief Financial Officer, Treasurer and
Executive Vice President, Investor Relations and Corporate Development

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